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                                                                Exhibit 10.44

                      AMENDED AND RESTATED LOAN AGREEMENT

                 THIS LOAN AGREEMENT (this "Agreement"), dated as of January 27, 1998, is made by and between DART GROUP CORPORATION, a Delaware corporation (the "Borrower"), and TRAK AUTO CORPORATION, a Delaware corporation (the "Lender") and amended and restated as of April 28, 1998.


                                  WITNESSETH:


                 WHEREAS, the Lender has made available to the Borrower a revolving credit facility in the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) (the "Revolving Credit Facility"); and

                 WHEREAS, the Lender has made such Revolving Credit Facility available to the Borrower upon and subject to the provisions of this Agreement in order to facilitate the settlement of disputes between the Borrower and its subsidiaries and members of the Haft family; and

                 WHEREAS, the Borrower and the Lender desire to amend and restate the Agreement as set forth herein.

                 NOW, THEREFORE, the parties hereto agree to amend and restate the Agreement as follows:

                 SECTION 1     Definitional Provisions.

                       1.1     Definitions.   As used in this Agreement, the
following terms have the following meanings:


                 "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the State of Maryland are required or authorized to close.

                 "Collateral Coverage Amount" means an amount of collateral with a "loan value" equal to or in excess of the dollar amount of the aggregate outstanding Advances. For purposes of calculating the "loan value" of collateral, (i) "margin stock" (as defined in Section 4.7) shall be ascribed a value equal to fifty percent (50%) of the fair market value of such stock at the time of determination, (ii) all other securities shall be ascribed a value equal to eighty percent
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                 (80%) of the fair market value of such stock at the time of determination and (iii) all other collateral shall be ascribed a value equal to eighty percent (80%) of the book value of such collateral at the time of determination.

                 "Costs and Expenses" means and includes collectively all expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys' fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (i) the enforcement or preservation of any rights or remedies of the Lender under this Agreement, the Notes or any other Financing Document, (whether through negotiations, workout discussions, legal proceedings or otherwise) and (ii) the development, preparation and execution of this Agreement, the Notes or any other Financing Document, any amendment, restatement, supplement or modification to, or any waiver or consent with respect to, any of the foregoing and the consummation and administration of the transactions contemplated hereby and thereby.

                 "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases that are or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                 "Default Rate" means a per anum rate of interest equal to the interest rate payable on the Notes pursuant to Section 2.4 plus three percent (3%).

                 "Financing Documents" means and includes collectively this Agreement, the Notes (as defined in Section 2.3), the Pledge Agreement (as defined in Section 3.1(b)), any borrowing certificate delivered pursuant to Section 3.2(f) and any other instrument, document or agreement both now and hereafter executed, delivered or furnished by the Borrower or any other Person evidencing, guaranteeing, securing or otherwise in connection with this Agreement, the Revolving Credit Facility or all or any part of the Obligations.





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                 "GAAP" means generally accepted accounting principles in the
                 United States of America in effect from time to time.

                 "Obligations" means and includes collectively all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrower to the Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with, (i) this Agreement and any and all amendments thereto, restatements thereof, supplements thereto and modifications thereof made at any time and from time to time hereafter, (ii) the Notes, any and all extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, or (iii) the other Financing Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, and any and all Costs and Expenses, whether direct, contingent, joint, several, matured or unmatured.

                 "Person" means and includes any natural person, individual, company, corporation, partnership, limited liability company, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature.

                 "Termination Date" means the earlier of July 31, 1999 or the date on which this Revolving Credit Facility is terminated pursuant to Section 8.1.


                          1.2     Other Definitional Provisions.    All terms
defined in this Agreement shall have such defined meanings when used in any of the other Financing Documents unless otherwise provided therein. Accounting terms used in this Agreement shall have the respective meanings given to them under GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used herein, the singular number includes the plural, the plural includes the singular and the use of the masculine, feminine or neuter gender includes all genders, as the context may require. Unless otherwise defined herein, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings as assigned to them thereby unless and to the extent varied by this Agreement.

                 SECTION 2        The Revolving Credit Facility.





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                          2.1     Advances.  Subject to and in accordance with
the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees from time to time upon request of the Borrower to make advances (each an "Advance" and collectively the "Advances") to the Borrower from the date hereof until the Termination Date, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) FIFTEEN MILLION DOLLARS ($15,000,000) and (ii) the amount that the Lender has authorized to be loaned to the Borrower pursuant to this Agreement (the "Revolving Credit Amount"); provided, however, that once the Lender has notified the Borrower of the amount of Advances that the Lender has authorized to be loaned to the Borrower pursuant to this Agreement, the Lender may not reduce such authorized amount. No Advances shall be made hereunder if after giving effect thereto the sum of the aggregate principal amount of all outstanding Advances would exceed the Revolving Credit Amount. In no event shall the Lender be obligated to make an Advance hereunder if an Event of Default (as defined in Section 7) has occurred and is continuing. Unless sooner terminated pursuant to the provisions of this Agreement, this Revolving Credit Facility and the obligation of the Lender to make Advances hereunder shall automatically terminate on the Termination Date without further action by, or notice of any kind from, the Lender. Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow under this Revolving Credit Facility. The fact that there may be no Advances outstanding at any particular time shall not affect the continuing validity of this Agreement.

                          2.2       Making the Advances.  The Borrower shall
request each Advance by written notice to the Lender, given not later than 11:00 A.M. (Eastern time) on the Business Day prior to the date of the proposed Advance (other than the initial Advance), specifying the date of borrowing and the amount of the Advance. Each Advance shall be in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof, except that an Advance may be in an amount equal to the entire unused Revolving Credit Amount. Not later than 11:00 A.M. (Eastern time) on the date of the borrowing of an Advance and upon fulfillment of the conditions set forth in Section 3.2, the Lender will make such Advance available to the Borrower in same day funds. The proceeds of each Advance will be deposited by the Lender in a bank account designated by the Borrower.

                          2.3     Notes.  Each Advance shall be evidenced by,
and repaid in accordance with the terms of, an individual promissory Note (each a "Note" and collectively, the "Notes") made payable to the Lender, from the Borrower in the principal amount of such





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Advance, each of which Notes shall be substantially in the form attached hereto as Exhibit A.

                          2.4     Interest on and Principal of Advances.  Until
maturity (whether at stated maturity, by acceleration or otherwise), the unpaid principal amount of each Advance shall bear interest from the date of such Advance until paid in full at an annual rate equal to the "prime rate" as set forth in the "Money Rates" column of the Wall Street Journal, as such rate may change from time to time, plus one and one half percent (1.5%). Interest shall be payable monthly in arrears on the first day of each month. The unpaid principal balance of each Advance, if not previously repaid, shall be due and payable on the Termination Date.

                          2.5     Voluntary Prepayments of Advances; Commitment
Reduction.

                                  (a)      The Borrower may, without premium or
penalty, upon at least one Business Day's notice to the Lender stating the proposed date and principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                                  (b)      The Borrower shall have the right,
upon at least one Business Day's notice to the Lender, to terminate in whole or reduce in part the unused portion of the Commitment; provided that each partial reduction shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof.


                          2.6     Mandatory Prepayments; Additional Collateral.

                                  (a)      On February 3, 1999, the Borrower
shall prepay Advances in an aggregate amount equal to the lesser of (i) $7,500,000 or (ii) the aggregate amount of all Advances then outstanding.

                                  (b)      The Borrower hereby agrees that it
shall maintain at all times with the Lender collateral subject to the Pledge Agreement (as defined in Section 3.1(b)) equal to or in excess of the Collateral Coverage Amount. If at any time the value of such collateral shall be less than the Collateral Coverage Amount, the Borrower shall immediately (i) prepay a portion of the principal amount of the Advances, together with accrued interest to the date of such payment on the principal amount prepaid, so that the value of the collateral then held by





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the Lender equals or exceeds by ten percent (10%) the Collateral Coverage
Amount in effect after such prepayment or (ii) deliver to the Lender additional collateral so that the value of the collateral then held by the Lender equals or exceeds by ten percent (10%) the Collateral Coverage Amount.

                          2.7     Payments and Computation.

                                  (a)      The Borrower shall make each payment
under this Agreement, any Note or any other Financing Document not later than 11:00 a.m. (Eastern time) on the day when due in U.S. dollars to the Lender at its address referred to in Section 9.2 (or such other office or account as the Lender may designate by notice to the Borrower) in same day funds.

                                  (b)      Whenever any payment to be made by
the Borrower under the provisions of this Agreement, any Note or any other Financing Document is due on a day which is not a Business Day (as defined below), the due date thereof shall be extended to the next succeeding Business Day and, in the case of any payment which bears interest, such extension of time shall be included in computing interest on such payment.

                                  (c)      All payments of principal, interest,
fees or other amounts to be made by the Borrower under the provisions of this Agreement or the Notes shall be paid to the Lender at the Lender's office specified herein in lawful money of the United States of America in immediately available same day funds without setoff, deduction, counterclaim or defense of any kind.

                                  (d)      All computations of interest shall
be made by the Lender on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of the amount of interest payable shall be conclusive and binding for all purposes, absent manifest error.

                                  (e)      In no event shall the interest rate
and other charges hereunder exceed the highest rate permitted under applicable law.

                          2.8     Late Charges.  If the Borrower fails to make
any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Agreement (including amounts payable under Section 9.4), the Notes or any other Financing Document on the date due and payable (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay to the Lender, upon demand, interest on the amount so





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due at the Default Rate from the date such amount is due until the date on which such amount is paid in full.


                 SECTION 3        Conditions Precedent.

                          3.1     Initial Advance.  The obligation of the
Lender to make the initial Advance hereunder is subject to the conditions precedent that the Lender shall have received on or before the date of such Advance, the following documents, in form and substance satisfactory to the
Lender:

                                  (a)      Borrower's Corporate Documents.  The
Lender shall have received (i) a copy, certified as of a recent date by the Delaware Secretary of State of the Certificate of Incorporation of the Borrower, (ii) a long form Certificate of Good Standing for the Borrower issued by the Delaware Secretary of State, and (iii) a certificate of the Secretary of the Borrower certifying to the Lender as true and correct (A) the Certificate of Incorporation and by-laws of the Borrower, (B) the resolutions of the Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Notes and the other Financing Documents to which the Borrower is a party and (C) the names, titles and signatures of the officers of the Borrower who are authorized to sign this Agreement, the Notes and such other Financing Documents for and on behalf of the Borrower and to make the borrowings hereunder;

                                  (b)      Financing Documents.  Duly executed
copies of each of this Agreement, any Notes, the Pledge Agreement in the form attached hereto as Exhibit B (the "Pledge Agreement") and any other Financing Documents required by the Lender to be executed and delivered prior to the making of the initial Advance; and

                                  (c)      Additional Documents.  Any
additional documents, agreements, certifications, record searches, insurance policies or opinions that the Lender may deem necessary or desirable.

                          3.2     All Advances.  The obligation of the Lender
to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that (a) on or prior to the date of the Advance, the Lender shall have authorized an aggregate amount up to which the Lender is committed to make Advances to the Borrower pursuant to this Agreement which is equal to or in excess of the amount of Advances outstanding (giving effect to the requested Advance) and (b) on the date of such Advance each of the following statements shall be true (and





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each of the giving of the applicable notice requesting such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

                                  (a)      Representations and Warranties.
Each representation or warranty made in or in connection with this Agreement, the Notes and the other Financing Documents is true, correct and complete in all material respects on and as of the date of such Advance as if made on such date both before and after giving effect to such Advance and the application of the proceeds thereof (other than representations and warranties which expressly speak only as of a different date, and other than for changes permitted or contemplated by this Agreement);

                                  (b)      Revolving Credit Amount Exceeded.
The total of the aggregate amount of all outstanding Advances (giving effect to the requested Advance) does not exceed the Revolving Credit Amount;

                                  (c)      Event of Default or Default.  No
Default or Event of Default has occurred and is continuing both before and after giving effect to such Advance and the application of the proceeds thereof;

                                  (d)      Note.  The Borrower has executed and
delivered to the Lender a Note dated the day of such Advance in the form attached hereto as Exhibit A evidencing the Borrower's obligation to pay the Advance;

                                  (e)      Pledge Agreement.  The Borrower has
delivered to the Lender collateral subject to the Pledge Agreement with a value equal to or in excess of the Collateral Coverage Amount required after giving effect to the requested Advance;

                                  (f)      Borrowing Certificate.  The Borrower
has executed and delivered to the Lender a borrowing certificate in substantially the form attached hereto as Exhibit C;

                                  (g)      Authorization.  The taking of the
requested Advance by the Borrower has been duly authorized and approved by the Board of Directors of the Borrower;

                                  (h)      Margin Stock.  In the event the
collateral provided for any Advance is, or the proceeds of any borrowing are to be used to acquire or carry or to extend credit to others for the purpose of acquiring or carrying, "margin stock" (as defined





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in Section 4.7) the Borrower has executed and delivered to the Lender Federal
Reserve Form G-1; and

                                  (i)      Additional Documents.  Any
additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may deem necessary or desirable.


                 SECTION 4 Representations and Warranties. The Borrower represents and warrants to the Lender that the following statements are true, correct and complete as of the date hereof and as of each date an Advance is or is to be made hereunder:

                          4.1     Authority, Etc.  Each of the Borrower and
each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Borrower and each of its subsidiaries is qualified to do business in all jurisdictions where the failure to be qualified would have a material adverse effect on the business, financial condition, operations or properties of the Borrower individually or the Borrower and its subsidiaries taken as a whole. The Borrower has the full power and authority to execute, deliver and perform this Agreement, the Notes and any other Financing Documents to which the Borrower is a party. The execution, delivery and performance of this Agreement, the Notes and all other Financing Documents to which the Borrower is a party have been duly authorized and approved by all necessary corporate action by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

                          4.2     Conflicts; Consents.  Neither the execution,
delivery and performance, nor compliance by the Borrower with the provisions of this Agreement, the Notes and the other Financing Documents to which the Borrower is a party will conflict with or result in a breach or violation of the Borrower's certificate of incorporation or by-laws, or any judgment, order, regulation, ruling or law to which the Borrower is subject or any contract or agreement to which the Borrower is a party or to which any of the Borrower's assets and properties is subject, or constitute a default thereunder. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes or any other Financing Document except for such as may be required under federal and state securities laws as a condition to the sale or other transfer by the Lender of securities pledged under the Pledge Agreement.





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                          4.3     Litigation.  Except as disclosed in the
reports which the Borrower and its subsidiaries have filed with the Securities and Exchange Commission, there is no litigation, action or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its subsidiaries which (i) might materially adversely affect the business, financial condition, operations or properties of the Borrower individually or the Borrower and its subsidiaries taken as a whole or the ability of the Borrower to perform and comply with this Agreement, the Notes or any other Financing Document to which the Borrower is a party or (ii) which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Financing Document.

                          4.4     Financial Condition.  The Borrower has
heretofore furnished to the Lender certain financial statements and other financial information. Such financial statements and all other financial statements and information furnished or to be furnished to the Lender hereunder have been and will be prepared in accordance with GAAP consistently applied and fairly present or will fairly present the financial condition of the Borrower and its subsidiaries on a consolidated basis at such date and the results of the operations of the Borrower and its subsidiaries on a consolidated basis for the period then ended, and since January 31, 1995, there has been no material adverse change in such financial condition or results of operation.

                          4.5     Taxes.  The Borrower and each of its
subsidiaries have filed all federal, state and local income, excise, property and other tax returns which are required to be filed and have paid all taxes as shown on such returns or assessments received by the Borrower and its subsidiaries (including, without limitation, all F.I.C.A. payments and withholding taxes, if appropriate), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to such taxes or assessments.

                          4.6     Title to Properties.  The Borrower and each
of its subsidiaries have good and marketable title to all of their respective assets and properties that are material to the operation of their respective businesses.

                          4.7     Margin Requirements.  Unless otherwise noted
in a borrowing certificate delivered pursuant to Section 3.2(f), no proceeds of any Advance will be used to acquire or carry or to extend credit to others for the purpose of acquiring or carrying any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended





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("margin stock").  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System).

                          4.8     Material Agreements.  Neither the Borrower
nor any of its subsidiaries is in default or breach in the performance, observance or fulfillment or any of the terms, conditions or provisions of any instrument, agreement or document to which the Borrower or any such subsidiary is a party (including, without limitation, any instrument or agreement evidencing or made in connection with any indebtedness or liabilities) which default or breach might have a material adverse effect on the business, financial condition, operations or properties of the Borrower individually or the Borrower and its subsidiaries taken as a whole.

                          4.9     Licenses, etc.  The Borrower and each of its
subsidiaries have obtained and now holds all licenses, permits, franchises, patents, trademarks, copyrights and trade names that are necessary to the conduct of their respective businesses as now conducted.

                          4.10    Accuracy of Information.  No written
information, exhibit, report, statement or document furnished by the Borrower or any other Person to the Lender in connection with the Advances, this Agreement, the Notes or the other Financing Documents or the negotiation thereof contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading.

                 SECTION 5 Affirmative Covenants. The Borrower covenants and agrees with the Lender that so long as any of the Obligations are outstanding or the Lender has any commitment to make Advances hereunder, the Borrower shall:

                          5.1     Financial Statements. Maintain, and cause its
subsidiaries to maintain, at all times true and complete books and records in conformity with GAAP consistently applied and deliver, or cause to be delivered, to the Lender (a) as soon as available but in no event more than 45 days after the end of each fiscal quarter in each fiscal year of the Borrower (other than the last fiscal quarter of any fiscal year), the Borrower's Form 10-Q statements, and (b) as soon as available, but in no event more than 90 days after the end of each fiscal year of the Borrower, the Borrower's Form 10-K statements.





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                          5.2     Reporting Requirements.  Deliver, or cause to
be delivered, to the Lender:

                                  (a)      as soon as possible and in any event
within five (5) days after the occurrence of each Default or Event of Default, a statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower or any of its subsidiaries has taken and proposes to take with respect thereto;

                                  (b)      promptly after the sending or filing
thereof, copies of all reports that the Borrower or any of its subsidiaries sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any of its subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                                  (c)      promptly after the filing or
receiving thereof, copies of all reports and notices that the Borrower or any of its subsidiaries files under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with the Internal Revenue Service or the Pension Benefit Guaranty Corporation ("PBGC") or the U.S. Department of Labor ("DOL") or that the Borrower or any of its subsidiaries receives from PBGC or DOL and;

                                  (d)      promptly upon request of the Lender
such other information, reports or documents in the possession of the Borrower, any of its subsidiaries or the Borrower's or such subsidiaries' agents, respecting the business, financial condition, operations or properties of the Borrower or any of its subsidiaries as the Lender may at any time and from time to time reasonably request.

                          5.3     Conduct of Business and Maintenance of
Existence. Continue to engage in business of the same general type as being conducted by the Borrower and its subsidiaries as of the date hereof, and do and cause to be done all things necessary to maintain and keep in full force and effect the corporate existence in good standing of the Borrower and each of its subsidiaries in each jurisdiction in which the Borrower and each such subsidiary continues to conduct business.

                          5.4     Compliance with Laws.  Comply with, and cause
its subsidiaries to comply with, all laws, rules, regulations, orders and decrees to which the Borrower,its subsidiaries or their respective properties may be subject, the violation of which may have a material adverse effect on the business, financial





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condition, operations or properties of the Borrower individually or the
Borrower and its subsidiaries taken as a whole.

                          5.5     Payment of Liabilities and Taxes.  Pay, and
cause its subsidiaries to pay, when due, all indebtedness and liabilities (including, without limitation, the Obligations), and pay and discharge, and cause its subsidiaries to pay and discharge, promptly all taxes, assessments and governmental charges and levies (including, without limitation. F.I.C.A. payments and withholding taxes) imposed upon the Borrower or any of its subsidiaries or upon the income, profits or property of the Borrower or any of its subsidiaries, except to the extent the amount or validity of any tax or other governmental charge is contested in good faith or the amount of any other indebtedness or liability is contested in good faith by appropriate proceedings and, so long as reserves in conformity with GAAP have been set aside therefor.

                          5.6     Contractual Obligations.  Comply with, and
cause its subsidiaries to comply with, any agreement or undertaking to which the Borrower or any such subsidiary is a party and maintain in full force and effect all contracts and leases to which the Borrower or any such subsidiary is or becomes a party unless the failure to do so would not have a material adverse effect on the business, financial condition, operations or properties of the Borrower individually or the Borrower and its subsidiaries taken as a whole.

                          5.7     Maintenance of Properties.  Do all things,
and cause its subsidiaries to do all things, necessary to maintain, preserve, protect and keep their respective properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that the business of the Borrower and its subsidiaries may be properly conducted at all times, unless the failure to do so would not have a material adverse effect on the business, financial condition, operations or properties of the Borrower individually or the Borrower and its subsidiaries taken as a whole.

                          5.8     Insurance.  Maintain, and cause its
subsidiaries to maintain, with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by companies similarly situated and in the same or similar businesses as the Borrower and such subsidiaries (as the case may be). The Borrower will pay, and will cause its subsidiaries to pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by the Borrower and its subsidiaries. Such insurance shall include, without limitation, comprehensive fire and extended coverage insurance on the physical assets and properties of the Borrower and its subsidiaries against such risks, with such loss deductible amounts and in such amounts not less than those which may be satisfactory to the Lender but in all events conforming to prudent business practices.

                          5.9     Inspection.  Permit, and cause its
subsidiaries to permit, the Lender, upon reasonable notice to the Borrower or any such subsidiary, by the Lender's representatives and agents, to inspect any of the properties, books and financial records of the Borrower and any such subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and any such subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any such subsidiary with, and to be advised as to the same by, the Borrower and any such subsidiary at such reasonable times and intervals as the Lender may designate.

                          5.10    Net Worth.  As of the end of any fiscal
quarter or year of the Borrower, maintain a Consolidated Net Worth (defined below) equal to or in excess of the sum, as of such date, of the outstanding principal balance under the Revolving Credit Facility plus interest thereon. "Consolidated Net Worth" means, as of the end of any fiscal quarter or year of the Borrower, (i) the total consolidated assets of the Borrower that would be shown as assets on a consolidated balance sheet of the Borrower as of such time prepared in accordance with generally accepted accounting principles, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of its subsidiaries, minus (ii) the total consolidated liabilities of the Borrower that would be shown as liabilities on a consolidated balance sheet of the Borrower as of such time prepared in accordance with generally accepted accounting principles.

                 SECTION 6 Negative Covenants. The Borrower covenants and agrees with the Lender that so long as any of the Obligations are outstanding or the Lender has any commitment to make Advances hereunder, the Borrower shall not, directly or indirectly:

                          6.1     Mergers Etc.  Merge or consolidate with or
into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person unless, in the case of a merger or consolidation, the Borrower shall be the continuing person, or the person or persons (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or to which such sale, conveyance, transfer, lease or other disposition or assignment shall have been made shall be a corporation or corporations organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume the Obligations and all terms and conditions of this Agreement including the net worth requirement in Section 5.10.

                          6.2     Liquidation.  Take any action to liquidate,
dissolve or wind up the Borrower, any of its subsidiaries or their respective businesses.

                          6.3     Dividends, Etc.  Declare or make any dividend
payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that the Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of the Borrower,
(ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock, (iii) declare or pay cash dividends to its stockholders in an amount not to exceed $0.15 per share per year, (iv) purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash as a part of any transactions relating to the settlement of disputes between the Borrower and its subsidiaries and members of the Haft family, provided, that, immediately after giving effect to any such proposed action, no Default or Event of Default would exist and (v) declare the rights dividend contemplated by that certain Rights Agreement dated as of February 17, 1998 between the Borrower and The Bank of New York.

                 SECTION 7 Default. The occurrence of any one or more of the following events shall constitute a default under this Agreement, and the term "Event of Default" means, whenever it is used in this Agreement, any one or more of the following events (and the term "Default" as used herein means one or more of the following events, regardless of notice, the lapse of time, or both):

                          7.1     Payment of Obligations.  The failure of the
Borrower to pay the principal of any Note as and when due, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, if such failure is not cured within one (1) Business Day or the failure of the Borrower to pay any other Obligation as and when due and payable in accordance with the provisions of this Agreement, the Notes, and/or any of the other Financing Documents, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, if such failure is not cured within three (3) Business Days after written notice by the Lender to the Borrower of such failure;

                          7.2     Performance of Negative Covenants.  The
failure of the Borrower or any of its subsidiaries to perform, observe or comply with any of the provisions of Section 6;

                          7.3     Performance of Other Provisions of this
Agreement and the Financing Documents. The failure of the Borrower or any of its subsidiaries to perform, observe or comply with any of the provisions of this Agreement (other than those covered by Sections 7.1 and 7.2), the Notes or any other Financing Document, and such failure is not cured to the satisfaction of the Lender within a period of thirty (30) days after the date of written notice thereof by the Lender to the Borrower;

                          7.4     Representations and Warranties.  If any
representation and warranty contained herein or any statement or representation made in any certificate or any other information at any time given by or on behalf of the Borrower or any of its subsidiaries or furnished in connection with this Agreement, the Notes or any other Financing Document proves to be false, incorrect or misleading in any material respect on the date as of which made;

                          7.5     Default under Other Financing Documents.  The
occurrence of a default (as defined and described therein) under the provisions of any Note or any other Financing Document which is not cured within applicable grace or cure periods (if any);

                          7.6     Liquidation, Termination, Dissolution, etc..
If the Borrower, Shoppers Food Warehouse Corp. or Trak Auto Corporation shall liquidate, dissolve or terminate its existence;

                          7.7     Default under Other Indebtedness.  If the
Borrower or any of its subsidiaries (other than Crown Books Corporation) shall fail to pay any principal of or premium or interest on any Debt of the Borrower or such subsidiary (as the case may be) which is outstanding in a principal amount of at least $250,000 in the aggregate (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace or cure period (if any) specified in the agreement or instrument relating to such Debt; or any other event occurs or condition exists under any agreement or instrument relating to any such Debt and continues after the applicable grace or cure period (if any) specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

                          7.8     Bankruptcy.  The Borrower or any of its
subsidiaries (other than Crown Books Corporation) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries (other than Crown Books Corporation) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its subsidiaries (other than Crown Books Corporation) shall take any corporate action to authorize any of the actions set forth above;

                          7.9     Judgments, Etc..  Any judgment or order for
the payment of money in excess of $250,000 is rendered against the Borrower or any of its subsidiaries (other than Crown Books Corporation) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                          7.10    Pledge Agreement.  Any provision of the
Pledge Agreement for any reason ceases to be valid and binding on the Borrower or the Borrower so states in writing or the Borrower fails to maintain with the Lender collateral subject to the Pledge Agreement with a value equal to or in excess of the Collateral Coverage Amount or the Borrower fails to comply with the requirements of Section 2.6(b).


                 SECTION 8        Rights and Remedies.

                          8.1     Rights and Remedies.  If any Event of Default
occurs and is continuing, the Lender may, by notice to the Borrower (i) declare the Revolving Credit Facility hereunder to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of the Notes, together with all accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrower to the Lender, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that, in the case of any Event of Default referred to in Section 7.8, the Revolving Credit Facility hereunder and any obligation or commitment of the Lender hereunder to make Advances to the Borrower shall immediately and automatically terminate and the unpaid principal amount of the Notes, together with all accrued and unpaid interest thereon, and all other Obligations then outstanding, shall be automatically and immediately due and payable by the Borrower to the Lender without any notice, presentment, demand, protest or other action of any kind, all of which are hereby expressly waived by the Borrower.

                          8.2     Default Rate.  Notwithstanding the entry of
any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Notes and all other monetary Obligations outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of Default until such Event of Default has been cured to the satisfaction of the Lender, at the Default Rate.

                          8.3     Remedies, Etc. Cumulative.  Each right, power
and remedy of the Lender as provided for in this Agreement, the Notes or any other Financing Document or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement, the Notes or any other Financing Document or now or hereafter existing under applicable laws or otherwise. The single or partial exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

                          8.4     No Waiver, Etc..  No failure or delay by the
Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, the Notes or any other Financing Document, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Financing Document, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement, the Notes or any other Financing Document, or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The payment by the Borrower or any other Person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement, the Notes or any other Financing Document at any time during which any Default or Event of Default exists shall not in any way or manner be construed as a waiver of such Default or Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such Default or Event of Default.


                 SECTION 9        Miscellaneous.

                          9.1     Course of Dealing; Amendment; Waivers.  No
course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement, the Notes or any other Financing Document. No amendment or waiver of any provision of this Agreement, the Notes or any other Financing Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same is in writing and signed by the Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such consent or waiver shall be for such period and subject to such conditions as are specified in any such instrument and no such consent or waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                          9.2     Notices. All notices and other communications
provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Borrower or the Lender, at their respective addresses and telecopier numbers specified below, or, as to either party, at such other address as such party designates in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

                 Borrower:           Dart Group Corporation
                                     3300 75th Avenue
                                     Landover, Maryland 20785
                                     Attention: Chief Financial Officer
                                     Facsimile: (301) 772-3910

                 Lender:             Trak Auto Corporation
                                     3300 75th Avenue
                                     Landover, Maryland 20785
                                     Attention: President
                                     Facsimile: (301) 731-1311

                 9.3 Right to Perform. If the Borrower shall fail to make any payment or to otherwise perform, observe or comply with the provisions of this Agreement, the Notes or any other Financing Documents within any applicable notice or cure period, then and in each such case, the Lender may (but shall be under no obligation whatsoever to) without notice to or demand upon the Borrower remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of the Borrower. The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure a Default or Event of Default or waive performance by the Borrower of any provisions of this Agreement, the Notes or any other Financing Document. The Borrower shall pay to the Lender on demand, together with interest thereon from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the Default Rate, any such funds so advanced by the Lender and any Costs and Expenses advanced or incurred by or on behalf or the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

                 9.4 Costs and Expenses. The Borrower hereby agrees (i) to pay, indemnify, and hold the Lender harmless for all Costs and Expenses paid, incurred or advanced by or on behalf of the Lender, (ii) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and other Financing Document, and
(iii) to pay, indemnify, and hold the Lender and its officers, directors and agents (each, an "indemnified person") harmless from and against any and all liabilities, obligations, losses, damages, judgments, penalties, costs, expenses or disbursements of any kind or nature whatsoever arising out of claims, actions, suits or proceedings brought by third parties with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the use of the proceeds of the Advances (all the foregoing, collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (A) the gross negligence or willful misconduct of such indemnified person or (B) legal proceedings commenced against such indemnified person by any creditor thereof arising out of and based upon rights afforded any such creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Obligations. The Borrower agrees to pay to the Lender on demand all amounts payable pursuant to this Section 9.4, all of which shall be a part of the Obligations hereunder.

                 9.5 Binding Effect. This Agreement, the Notes and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

                 9.6 Severability. Whenever possible, each provision of this Agreement, the Notes and the other Financing Documents shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement, the Notes or any other Financing Document shall be held under applicable law to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement, the

Notes and the other Financing Documents shall not in any way be affected or impaired.

                 9.7 Survival. All representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement, the Notes and all other Financing Documents.

                 9.8 Further Assurances. The Borrower agrees that it will cooperate with the Lender and shall execute and deliver, or cause to be executed and delivered, all such instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Lender may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

                 9.9 Headings. The section headings herein, and the headings in the Exhibits attached hereto, are solely for convenience of reference, and shall not affect in any way the interpretation of any of the provisions hereof. Unless otherwise specified, references in this Agreement to Sections or Exhibits are references to Sections of, or Exhibits to, this Agreement.

                 9.10 Entire Agreement. This Agreement (including the Exhibits hereto), the Notes and the other Financing Documents set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof and all prior negotiations between the parties are merged in this Agreement, the Notes and the other Financing Documents, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.

                 9.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, BOTH IN INTERPRETATION AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 9.12 Consent to Jurisdiction; Counterclaims; Forum Non Conveniens; Service of Process.

                          (a)      Exclusive Jurisdiction.  EXCEPT AS PROVIDED
IN SECTION 9.12(B), THE LENDER AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY

OTHER FINANCING DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN MARYLAND, AND THE APPELLATE COURTS FROM ANY THEREOF.

                          (b)     Other Jurisdictions.  THE LENDER SHALL HAVE
THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS REAL OR PERSONAL PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE LENDER TO OBTAIN PERSONAL JURISDICTION OVER THE BORROWER, TO REALIZE ON ANY COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. THE BORROWER SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT.

                          (c)     Venue; Forum Non Conveniens.  EACH OF THE
BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY HAVE (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS) TO THE LOCATION OF THE COURT IN WHICH ANY PROCEEDING IS COMMENCED IN ACCORDANCE WITH THIS SECTION 9.12.

                          (d)     Service of Process.  THE BORROWER HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING SUBJECT TO THIS SECTION 9.12 MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS AS PROVIDED IN SECTION 9.2. THE BORROWER FURTHER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                 9.13 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE NOTES, ANY OTHER FINANCING DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. EITHER THE BORROWER OR THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 9.14 Advice of Counsel. The Borrower represents and warrants to the Lender that it has discussed this Agreement and, specifically, the provisions of Sections 9.11 through 9.13 hereof, with the Borrower's lawyers.

                 9.15 Execution in Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.



                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the day and year first written above.

WITNESS/ATTEST:                       DART GROUP CORPORATION


/s/ ELLIOT ARDITTI                    By: /s/ RICHARD B. STONE
----------------------                    --------------------------
                                          Name:  Richard B. Stone
                                          Title: Chief Executive Officer


WITNESS/ATTEST:                       TRAK AUTO CORPORATION


/s/ MARK A. FLINT                     By: /s/ R. KEITH GREEN
------------------------                  -----------------------
                                          Name:  R. Keith Green
                                          Title: President





                                    - S-1 -

                                                                       EXHIBIT A

                                PROMISSORY NOTE

$15,000,000                                              Dated: January 29, 1998


         FOR VALUE RECEIVED, the undersigned, Dart Group Corporation, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Trak Auto Corporation, a Delaware corporation (the "Lender"), the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) [amount of the Advance] outstanding on the Termination Date.

         The Borrower promises to pay interest on the principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement referred to below.

         Both principal and interest are payable in lawful money of the United States of America to the Lender at 3300 75th Avenue, Landover, Maryland 20785 (or such other office or account as the Lender may designate by notice to the Borrower) in same day funds.

         The Borrower hereby waives presentment, demand, protest and any notice of any kind and agrees to pay all amounts of principal of and interest on this Note without setoff, deduction, counterclaim or defense of any kind.

         This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement dated as of January 27, 1998 (the "Loan Agreement"; capitalized terms used herein but not defined herein shall have the meanings set forth in the Loan Agreement), between the Borrower and the Lender, and the Pledge Agreement and the other Financing Documents referred to therein and entered into pursuant thereto. The Loan Agreement, among other things, (i) provides, subject to the conditions set forth therein, for the making of advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding FIFTEEN MILLION DOLLARS ($15,000,000.00), the indebtedness of the Borrower resulting from any such Advance being evidenced by a promissory note, (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified and (iii) provides for the Advances to be secured by collateral in accordance with the provisions of the Loan Agreement and the other Financing Documents.

                                DART GROUP CORPORATION


                                By     /s/RICHARD B. STONE
                                       ----------------------------
                                       Name: Richard B. Stone
                                       Title: Interim C.E.O.

                                PLEDGE AGREEMENT


                 THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of January 27, 1998, is made by DART GROUP CORPORATION, a Delaware corporation (the "Pledgor"), in favor of TRAK AUTO CORPORATION, a Delaware corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the "Loan Agreement" (as defined below).

                                  WITNESSETH:

                 WHEREAS, the Pledgor has entered into the Loan Agreement dated as of January 27, 1998, with the Lender (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lender has agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Pledgor from time to time;

                 WHEREAS, the Pledgor owns shares of the issued and outstanding common stock of the Lender (sometimes referred to herein as the "Subject Corporation"); and

                 WHEREAS, the Lender has required, as a condition to its entering into the Loan Agreement and extending the Advances thereunder, that the Pledgor execute and deliver this Pledge Agreement;

                 NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Loan Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Lender hereby agree as follows:


1. Pledge. The Pledgor hereby pledges to the Lender, and grants to the Lender, a security interest in, the following (collectively, the "Pledged Collateral"):

                       (a) The shares of the common stock of the Subject Corporation, now or at any time or times hereafter owned by the Pledgor, and the certificates representing the shares of such capital stock identified from time to time on Exhibit A attached hereto and made a part hereof, being hereinafter collectively referred to as the "Pledged Stock"), stock powers with respect to the Pledged Stock in the form of Exhibit B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

                          (b) All options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

                          (c) The property and interests in property described in Section 3 below; and

                          (d)     All proceeds of the foregoing.

                          2.      Security for Liabilities.  The Pledged
Collateral secures the prompt payment, performance and observance of (i) the Obligations under the Loan Agreement, the Notes and the other Financing Documents and (ii) the Pledgor's obligations and liabilities under this Pledge Agreement and each agreement, document or instrument executed pursuant to or in connection with this Pledge Agreement (all such obligations and liabilities of the Pledgor described in clauses (i) and (ii) whether now or hereafter existing being hereinafter referred to as the "Liabilities").

                          3.      Pledged Collateral Adjustments.  If, during
the term of this Pledge Agreement:
                          (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Subject Corporation, or any option or warrant included within the Pledged Collateral is exercised, orboth, or

                          (b) Any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing shall be immediately delivered to and held by a Collateral Agent (as identified in Section 31), as agent for the

Lender, under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder.

                          4.      Subsequent Changes Affecting Pledged
Collateral. The Pledgor represents and warrants that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, the capital structure of the Subject Corporation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Lender shall not have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Lender may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Lender may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

                          5.      Delivery of Pledged Collateral.  On or prior
to the date of any Advance the Pledgor shall deliver to (a) the Lender, a new Exhibit A to this Agreement identifying the Pledged Stock to be held by a Collateral Agent on behalf of Lender as security for the Liabilities after giving effect to such Advance, and (b) a Collateral Agent identified pursuant to Section 31, as agent for the Lender, all certificates or instruments representing or evidencing additions to the Pledged Collateral, accompanied by Powers in the form of Exhibit B duly executed in blank, and any and all Pledged Collateral hereafter obtained or received by the Pledgor shall be delivered to such Collateral Agent, as agent for the Lender, pursuant hereto, accompanied by Powers in the form of Exhibit B duly executed in blank; provided that the Pledgor shall not be required to deliver any Pledged Stock to such Collateral Agent prior to February 12, 1998. All certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

                          6.      Representations and Warranties.  The Pledgor
 represents and warrants as follows:

                          (a)     The Pledgor has the complete and
                          unconditional authority to pledge and grant a security interest in the Pledged Stock. Exhibit C attached hereto sets forth the capitalization of the Subject Corporation and all of the Pledgor's interest in the Subject Corporation. The Pledgor is the sole legal and beneficial owner of the interests in the Subject Corporation identified on Exhibit C as being owned by the Pledgor, free and clear of any lien, security interest, pledge, hypothecation, claim, charge, tax assessment, encumbrance or other restriction of any kind or character (a "Lien") except for the security interest created by this Pledge Agreement;

                          (b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

                          (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, or upon the grant of Lien on, any of the Pledged Collateral;

                          (d) The Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, without the necessity of obtaining any consents or authorizations from any third parties;

                          (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Lender of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                          (f) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Lender, securing the payment and performance of the Liabilities; and

                          (g) When executed the Powers will be duly executed and give the Lender the authority they purport to confer.

                          7.      Voting Rights.  During the term of this
Pledge Agreement, and except as provided in this Section 7, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Loan Agreement and any other Financing Document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default, the Lender may, at the Lender's option and following written notice from the Lender to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

                          8.      Dividends and Other Distributions.  (a) So
long as no Default or Event of Default shall have occurred:

                          (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                                  (A)      dividends and interest paid or
                          payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                                  (B)      dividends and other distributions
                          paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                                  (C)      cash paid, payable or otherwise
                          distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

                 shall be Pledged Collateral, and shall be forthwith delivered to the Lender, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Lender, be segregated from the other property or funds of the Pledgor, and shall be paid over or delivered immediately to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements); and

                     (ii) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                 (b)      After the occurrence of a Default or an Event of
Default:

                          (i) All rights of the Pledgor to receive the dividends, interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest payments and other distributions;

                          (ii) All dividends, interest payments and other distributions which are received by the Pledgor contrary to the provisions of Section 8(b)(i) shall be received in trust for the Lender, shall be segregated from other funds of the Pledgor and shall be paid over or delivered immediately to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements);

                          (iii) The Pledged Collateral may be sold or otherwise disposed of by the Lender as provided in Section 10;

                          (iv) The Pledgor shall, upon the request of the Lender, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make any assignment or sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Lender for all expenses incurred by the Lender, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing.

                          9.      Transfers and Other Liens.  The Pledgor
agrees that the Pledgor will not (i) sell, assign, transfer, pledge or otherwise dispose of, encumber, or grant any option with respect to, all or any portion of the Pledged Collateral without the prior written consent of the Lender, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien under this Pledge Agreement or
(iii) consent or approve the authorization of any additional shares of capital stock of the Subject Corporation. The Pledgor shall defend the title to the Pledged Collateral against claims by any other Person.

                          10.     Remedies.  (a)  The Lender shall have, in
addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Maryland. In addition, after the occurrence of an Event of Default, the Lender shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Lender or which the Lender shall otherwise have the ability to transfer under applicable law, the Lender may, in the Lender's sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Lender may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor hereby agrees to pay to the Lender all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Lender agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 10(i) and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

                          (b)     Unless any of the Pledged Collateral
threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Lender will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 17 below at least five (5) Business Days before the time of the sale or disposition; provided, however, that the Lender may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                          (c)     In view of the fact that federal and state
securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that after the occurrence of an Event of Default, the Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral (i) by means of an underwritten public offering as provided in
Section 10(d) or (ii) by private placement as provided in Section 10(e).

                          (d)     The Lender may, at the Pledgor's expense,
attempt to sell the Pledged Collateral in an underwritten public offering. In such event the Pledgor shall, upon the request of the Lender, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, the Pledgor or the Lender's or the Pledgor's counsel, advisable to assist the Lender in registering the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, and to assist the Lender in making all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, the Pledgor or the Lender's or the Pledgor's counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations thereunder. The Pledgor shall, upon the request of the Lender, at the Pledgor's expense, cause the Subject Corporation to make available to the holders of its securities, as soon as practicable, earning statements that satisfy the provisions of Section 11(a) of the Securities Act.

                          The Pledgor shall, upon the request of the Lender, at
the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to permit the Lender to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law and the requirements of any underwriter, including the execution and delivery of any underwriting agreement.

                          The Pledgor will reimburse the Lender for all
expenses incurred by the Lender including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing.

                          Upon or at any time after the occurrence of an Event
of Default, if the Lender determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the

Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least five (5) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale.

                          (e)     The Lender may, at the Pledgor's expense,
attempt to sell the Pledged Collateral in a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Lender may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Lender, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Lender solicits such offers from not less than three (3) such investors, then the acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Lender solicit offers from three or more investors in order for the sale to be commercially reasonable.

                          (f)     The Pledgor agrees that (i) in the event the
Lender shall, upon any Event of Default, sell the Pledged Collateral or any portion thereof at a private sale or sales, the Lender shall have the right to rely upon the advice and opinion of investment bankers engaged by the Lender as to the best price reasonably obtainable upon such a private sale and (ii) in the absence of fraud, such reliance shall be conclusive evidence that the Lender handled such matter in a commercially reasonable manner under applicable law.

                          (g)     Each right, power and remedy of the Lender or
any collateral agent, bailee or escrow agent acting on behalf of the Lender (a "Collateral Agent") provided for in the Loan Agreement, this Pledge Agreement or any other Financing Document, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in the Loan Agreement, this Pledge Agreement or in any other Financing Document, or now or hereafter existing at law or in equity, by statute or otherwise. The exercise or the beginning of the exercise by the Lender or any Collateral Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any of them of any or all such other rights, powers or remedies. The Lender or any Collateral Agent may exercise any such right, power or remedy against the Pledgor without exercising such rights, powers or remedies against any other obligor.

                          (h)     The Pledgor hereby agrees that after the
occurrence of an Event of Default, the Lender or any Collateral Agent may proceed to foreclose the security interest in, or exercise any rights of any of them against, any or all collateral which any of them may hold as a security for repayment of the Liabilities in such order, and at such times, as the Lender or any Collateral Agent may elect in its sole discretion. No such action shall be deemed to release, relinquish, alter or impair any rights of the Lender hereunder. The Pledgor hereby waives all rights which the Pledgor may have under the doctrines of marshalling of assets or marshalling of Liens.

                          (i)     Upon the occurrence of any Event of Default
and the sale of any or all of the Pledged Collateral, the proceeds from such sale shall be applied by the Lender as follows:

                          First:  to payment of the costs and expenses of such
sale, including the expenses of the Lender and the fees and expenses of counsel employed in connection therewith;

                          Second:  to the payment of the remainder of the
Liabilities in such order as the Lender shall determine;

                          Third:  to the payment of any other amounts required
by applicable law;

                          Fourth:  the balance, if any, of such proceeds shall
be paid to the Pledgor, the Pledgor's successor and assigns, or as a court of competent jurisdiction may direct.

                          11.     Security Interest Absolute.  All rights of
the Lender and the Liens hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                          (i) Any lack of validity or enforceability of the Loan Agreement, the Notes, this Pledge Agreement, any Financing Document or any other agreement or instrument relating thereto;

                          (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Notes, this Pledge Agreement or any other Financing Document;

                          (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

                          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of the Loan Agreement, the Notes, this Pledge Agreement or any other Financing Document.

                          12.     Lender Appointed Attorney-in-Fact.  The
Pledgor hereby appoints the Lender as its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence of an Event of Default, from time to time in the Lender's sole discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Subject Corporation to the name of the Lender or the Lender's nominee. After the occurrence of an Event of Default, the Lender may in the Lender's sole discretion and without notice to Pledgor, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Lender may at any time exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

                          13.     Waivers by the Pledgor.  The Pledgor waives
presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Loan Agreement.

                          14.     Indemnity and Expenses.  (a) The Pledgor
hereby agrees to indemnify the Lender and any Collateral Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) arising out of or resulting from this

Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Lender's or the Collateral Agent's gross negligence or willful misconduct.

                          (b)     The Pledgor shall upon demand pay to the
Lender and any Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel to any of them and of any experts and agents, which any of them may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                          15.     Reinstatement; Liens.  This Pledge Agreement
and the Liabilities and Liens hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The Pledgor shall not contest or support any other Person in contesting, in any actions or proceedings, the priority or validity of any Lien or other claim in any collateral or other interest granted under any Financing Document by the Pledgor or any other obligor to the Lender or any Collateral Agent.

                          16.     Term.  This Pledge Agreement shall remain in
full force and effect until the Liabilities have been fully and indefeasibly paid in cash and the Loan Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Lender will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

                          17.     Notices.  All notices and other
communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Pledgor or the Lender, at their respective addresses and telecopier numbers specified in the Loan Agreement, or, as to either party, at such other address as any party designates in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                          18.     Binding Effect.  This Pledge Agreement shall
be binding upon and inure to the benefit of the Pledgor, the Lender and their respective successors and assigns, except that the Pledgor shall not have the right to assign any of its rights or duties hereunder or any interest herein without the prior written consent of the Lender. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

                          19.     Severability.  Whenever possible, each
provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement or any other Financing Document shall be held under applicable law to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality and enforceability of the remaining provisions of this Pledge Agreement shall not in any way be affected or impaired.

                          20.     Survival.  All representations, warranties
and covenants contained in this Pledge Agreement shall survive the execution and delivery of this Agreement, the Loan Agreement, the Notes and all other Financing Documents.

                          21.     Further Assurances.  The Pledgor agrees that
it will cooperate with the Lender and shall execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Lender may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

                          22.     The Lender's Duty of Care.  The Lender shall
not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Lender's (i) gross negligence or willful misconduct, or
(ii) failure to use
reasonable care with respect to the safe custody of the Pledged Collateral in the Lender's possession. Without limiting the generality of the foregoing, the Lender shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other Persons but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

                          23.     Definitions.  The singular shall include the
plural and vice versa and any gender shall include any other gender as the context may require.

                          24.     Course of Dealing; Amendment; Waivers.  No
course of dealing between the Lender and the Pledgor shall be effective to amend, modify or change any provision of this Pledge Agreement. No amendment or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same is in writing and signed by the Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such waiver shall be for such period and subject to such conditions as are specified in any such instrument and no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                          25.     Section Headings.  The section headings
herein, and the headings in the Exhibits attached hereto, are solely for convenience of reference, and shall not affect in any way the interpretation of any of the provisions hereof. Unless otherwise specified, references in this Pledge Agreement to Sections or Exhibits are references to Sections of, or Exhibits to, this Pledge Agreement.

                          26.     Entire Agreement.  This Pledge Agreement
(including the Exhibits hereto) and the other Financing Documents set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof and all prior negotiations between the parties are merged in this Pledge Agreement and the other Financing Documents, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.

                          27.     Governing Law.  THIS PLEDGE AGREEMENT SHALL
BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. ANY DISPUTE

BETWEEN THE LENDER AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                          28.     Consent to Jurisdiction; Counterclaims; Forum
Non Conveniens; Service of Process. (a) Exclusive Jurisdiction. EXCEPT AS PROVIDED IN SECTION 28(B), THE LENDER AND THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN MARYLAND, AND THE APPELLATE COURTS FROM ANY THEREOF.

                          (b)     Other Jurisdictions.  THE LENDER SHALL HAVE
THE RIGHT TO PROCEED AGAINST THE PLEDGOR OR ITS REAL OR PERSONAL PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE LENDER TO OBTAIN PERSONAL JURISDICTION OVER THE PLEDGOR, TO REALIZE ON THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. THE PLEDGOR SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.

                          (c)     Venue; Forum Non Conveniens.  EACH OF THE
PLEDGOR AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY HAVE (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS) TO THE LOCATION OF THE COURT IN WHICH ANY PROCEEDING IS COMMENCED IN ACCORDANCE WITH THIS SECTION 28.

                          (d)     Service of Process.  THE PLEDGOR HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING SUBJECT TO THIS SECTION 28 MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS AS PROVIDED IN SECTION 17. THE PLEDGOR FURTHER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                          29.     WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR
AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND THE PLEDGOR ARISING

OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                          30.     Advice of Counsel.  The Pledgor represents
and warrants to the Lender that the Pledgor has discussed this Pledge Agreement and, specifically, the provisions of Sections 27 through 29 hereof, with the Pledgor's lawyers.

                          31.     Appointment of Collateral Agent/Escrow
Agreement. No later than February 12, 1998, the Lender shall appoint a Collateral Agent, who shall be reasonably satisfactory to the Pledgor, as agent for the Lender for the purpose of (a) retaining physical possession of the certificates representing the Pledged Stock, which may be held (subject to Section 4 hereof) in the name of the Pledgor, duly endorsed in blank or in favor of the Lender or any nominee or nominees of the Lender or an agent appointed by the Lender, (b) holding and applying other Pledged Collateral in accordance with the terms of this Agreement, and (c) at the written direction of the Lender, exercising rights of the Lender under this Agreement in the manner identified by the Lender in such written direction. The agreement by which a Collateral Agent agrees to serve in such capacity, and any amendments thereof, shall be in form and substance mutually satisfactory to both the Pledgor and the Lender, and neither the Pledgor nor the Lender shall enter into any other agreement with the Collateral Agent with respect to the subject matter hereof without the prior written consent of the other.

                          32.     Execution in Counterparts.  This Pledge
Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.


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                                     - 16 -

                 IN WITNESS WHEREOF, each of the Pledgor and the Lender has executed this Pledge Agreement as of the date set forth above.

                                     DART GROUP CORPORATION



                                     By: RICHARD B. STONE
                                        ----------------------------
                                          Name: Richard B. Stone
                                          Title: Interim CEO



                                      TRAK AUTO CORPORATION



                                      By: R. KEITH GREEN
                                         ---------------------------
                                      Name: R. Keith Green
                                      Title: President







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